1

                INSTRUCTIONS FOR THE USE OF MODIFIED FORM U-13-60

1. Time of Filing - - Annual Report essentially in the form of U-13-60 shall be filed appended to Form U5S, Annual Report of the Parent and Associate Companies Pursuant to the Public Utility Holding Company Act of 1935. Form U5S is required to be filed by May 1.

2. Number of Copies - - Each annual report shall be filed in duplicate. The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report becomes necessary.

3. Definitions - - Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within the modified Form U-13-60.

4. Organization Chart - - The company shall submit with each annual report a copy of its current organization chart.

                                                                Exhibit A-7

                                    MODIFIED

                                  Form U-13-60

                                  ANNUAL REPORT

                                 For The Period

             Beginning January 1, 1999 and Ending December 31, 1999

                                     To The

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                       Of

                         SOUTHERN ENERGY RESOURCES, INC.
                    (formerly known as SOUTHERN ENERGY, INC.)
                        (Exact Name of Reporting Company)

                              A Subsidiary Company

            Date of Incorporation July 29, 1981. If not incorporated
                       Date of Organization______________

         State or Sovereign Power under which Incorporated or Organized
                                State of Delaware

          Location of Principal Executive Offices of Reporting Company

                         900 Ashwood Parkway, Suite 500
                                Atlanta, GA 30338

                  Report filed pursuant to File Number 70-6599

                     Name, title, and address of officer to whom correspondence concerning this report should be addressed:

James A. Ward  Senior Vice President Finance & Accounting   900 Ashwood Parkway, Suite 500
     (Name)               (Title)                                  (Address)

Name of Principal Holding Company under which Reporting Company is
Organized:
                              THE SOUTHERN COMPANY

-------------------------------------------------------------------------------

                              LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS

-------------------------------------------------------------------------------
                Description of Schedules and Accounts      Schedule or     Page
                                                        Account Number   Number
-------------------------------------------------------------------------------

COMPARATIVE BALANCE SHEET                                Schedule I       3-4
-------------------------

     COMPANY PROPERTY                                    Schedule II       5

     ACCUMULATED PROVISIONS FOR DEPRECIATION
     AND AMORTIZATION OF COMPANY PROPERTY                Schedule III      6

     INVESTMENTS                                         Schedule IV       7

     ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES
                                                         Schedule V        8

     MISCELLANEOUS DEFERRED DEBITS                       Schedule IX       9

     PROPRIETARY  CAPITAL                                Schedule XI       10

     LONG TERM DEBT                                      Schedule XII      11

     CURRENT AND ACCRUED LIABILITIES                     Schedule XIII     12

     NOTES TO FINANCIAL STATEMENTS                       Schedule XIV      13

COMPARATIVE INCOME STATEMENT                             Schedule XV       14
----------------------------

     ANALYSIS OF BILLING-ASSOCIATE COMPANIES              Account 457      15

     ANALYSIS OF BILLING-NONASSOCIATE COMPANIES
                                                          Account 458      16

     SCHEDULE OF EXPENSE BY DEPARTMENT OR FUNCTION
                                                         Schedule XVII   17-18

     DEPARTMENTAL ANALYSIS OF SALARIES                    Account 920      19

     DISPOSITION OF INTELLECTUAL PROPERTY                 Account 928      20

     MISCELLANEOUS GENERAL EXPENSES                       Account 930.2    21

     TAXES OTHER THAN INCOME TAXES                        Account 408      22

     DONATIONS                                            Account 426.1    23

     OTHER DEDUCTIONS                                     Account 426.5    24

     NOTES TO STATEMENT OF INCOME                       Schedule XVIII     25

     OUTSIDE SERVICES EMPLOYED                          Schedule XIX       26

     ORGANIZATION CHART                                                    27


-------------------------------------------------------------------------------

                                                                             3

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

----------------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET
---------------------------------------------------------------------------------------

Give balance sheet of the Company as of December 31 of the current and prior year. (Note: Amounts are in thousands of dollars)

-----------------------------------------------------------------------------------------
     ACCOUNT           ASSETS AND OTHER DEBITS                         AS OF DECEMBER 31
-----------------------------------------------------------------------------------------

                                                                     CURRENT      PRIOR
                                                                    --------     ------
                COMPANY PROPERTY
                ----------------
101             Company Property                 (Schedule II)         32,764   13,493
107             Construction work in progress    (Schedule II)              -        -
                                                                       ------   ------
                           Total Property                              32,764   13,493
                                                                       ------   -------

108             Less accumulated provision for depreciation and
                amortization of company property (Schedule III)        (9,290)  (7,274)
                                                                       ------    ------

                        Net Company Property                           23,474    6,219
                                                                       ------   ------

                INVESTMENTS
                ----------

123             Investments in associate companies                          -        -
124             Other Investments  (Schedule IV)                            -      739

                                                                      -------   -------
                          Total Investments                                 -      739
                                                                      --------  -------

                CURRENT AND ACCRUED ASSETS
                -------------------------

131             Cash                                                    2,716   14,712
134             Special deposits                                          342      596
135             Working funds                                             850      151
136             Temporary cash investments                                  -        -
141             Notes Receivable                                           40       40
143             Accounts Receivable                                     1,605    2,155
144             Accumulated provision for uncollectable accounts         (222)    (567)
146             Accounts receivable from associate companies
                (Schedule V)                                           50,679  156,801
152             Fuel stock expenses undistributed                           -        -
154             Materials and supplies                                      -    4,500
163             Stores expenses undistributed                               -        -
165             Prepayments                                             8,505      191
174             Miscellaneous current and accrued assets                2,724      545

                                                                        -----   ------
                  Total Current and Accrued Assets                     67,239  179,124
                                                                       ------  -------

                DEFERRED DEBITS
                ---------------

181             Unamortized debt expense                                    -        -
184             Clearing accounts                                           -        -
186             Miscellaneous deferred debits  (Schedule IX)              330      167
188             Research, development, or demonstration
                expenditures                                                -        -
190             Accumulated deferred income taxes                      37,362   37,047

                                                                       ------   ------
                        Total Deferred Debits                          37,692   37,214
                                                                       ------   ------

                                                                       ------   ------
                    TOTAL ASSETS AND OTHER DEBITS                     128,405  223,294
--------------------------------------------------------------------------------------

                                                                                                          4




                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

-------------------------------------------------------------------------------------------------------------
                     SCHEDULE I - COMPARATIVE BALANCE SHEET
-------------------------------------------------------------------------------------------------------------
     ACCOUNT           LIABILITIES AND PROPRIETARY CAPITAL                   AS OF DECEMBER 31
-------------------------------------------------------------------------------------------------------------
                                                                                  CURRENT            PRIOR
                                                                                ---------           -------
                    PROPRIETARY CAPITAL
                    -------------------

201                 Common stock issued                  (Schedule XI)               100               100
211                 Miscellaneous paid-in capital        (Schedule XI)           198,709           288,846
215                 Appropriated retained earnings       (Schedule XI)                 -                 -
216                 Unappropriated retained earnings     (Schedule XI)          (190,312)         (157,295)
                                                                                --------          --------
                                  Total Proprietary Capital                        8,497           131,651
                                                                                --------          --------

                    LONG TERM DEBT
                    --------------

223                 Advances from associate companies    (Schedule XII)                -                 -
224                 Other long-term debt                 (Schedule XII)                -                 -
225                 Unamortized premium on long-term debt                              -                 -
226                 Unamortized discount on long-term debt-debit                       -                 -
                                                                                --------          --------
                                    Total long-term debt                               -                 -
                                                                                --------          --------

                    CURRENT AND ACCRUED LIABILITIES
                    -------------------------------

231                 Notes Payable                                                      -                 -
232                 Accounts payable                                               9,539            12,282
233                 Notes payable to associate companies  (Schedule XIII)
                                                                                       -                 -
234                 Accounts payable to associate companies
                    (Schedule XIII)                                               12,403             4,041
236                 Taxes accrued                                                    331               160
237                 Interest accrued                                                   -                 -
238                 Dividends declared                                                 -                 -
241                 Tax collections payable                                        2,172             1,535
242                 Miscellaneous current and accrued liabilities
                     (Schedule XIII)                                              26,056            21,059
                                                                               ---------          --------
                            Total current and accrued liabilities                 50,500            39,077
                                                                               ---------          --------

                    DEFERRED CREDITS
                    ----------------

253                 Other deferred credits                                        57,129            40,049
255                 Accumulated deferred investment tax credits                        -                 -
                                                                               ---------          --------
                                   Total Deferred Credits                         57,129            40,049
                                                                               ---------          --------

282                 ACCUMULATED DEFERRED INCOME TAXES                             12,278            12,517
                    ---------------------------------

                                                                               ---------          --------
                    TOTAL LIABILITIES AND PROPRIETARY CAPITAL
                                                                                 128,405           223,294
                                                                               ---------          --------

----------------------------------------------------------------------------------------------------------


                                                                                                                       5




                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the Year Ended December 31, 1999

---------------------------------------------------------------------------------------------------------------------------
                                              SCHEDULE II - COMPANY PROPERTY

---------------------------------------------------------------------------------------------------------------------------
                                               START OF                                                             END OF
                                                 YEAR                                  RETIRED          OTHER       YEAR
                DESCRIPTION                    BALANCE                   ADDITION      OR SOLD          CHANGES     BALANCE
---------------------------------------------------------------------------------------------------------------------------
              COMPANY PROPERTY
              ----------------

Account

301            ORGANIZATION                              5               -               -            (5)              0

303            MISCELLANEOUS INTANGIBLE
               PLANT                                   795               -               -          (795)              0

304            LAND AND LAND RIGHTS
                                                         -               -               -             -               -

305            STRUCTURES AND IMPROVEMENTS
                                                         -               -               -             6               6

306            LEASEHOLD IMPROVEMENTS     1
                                                     1,633              83               -           (25)          1,691

306            LEASEHOLD IMPROVEMENTS - SEI
                                                         -             467                             8             475
               LEASEHOLD IMPROVEMENTS - SCEM
306                                                      -          18,693               -        (2,979)         15,714


307            EQUIPMENT            1     2          8,046           2,678               -           450          11,174

308            OFFICE FURNITURE AND
               EQUIPMENT                  1          2,850             784               -           (95)          3,540

309            AUTOMOBILES, OTHER VEHICLES
               AND RELATED GARAGE EQUIPMENT

                                                       164             131               -          (131)            164

310            AIRCRAFT AND AIRPORT
               EQUIPMENT                                 -               -               -             -               -

311            OTHER COMPANY PROPERTY     3
                                                         -               -               -             -               -

                                                    ------          ------              ---       ------          ------
               SUB-TOTAL                            13,493          22,836               -        (3,566)         32,764

                                                    ------          ------              ---       ------          -----
107            CONSTRUCTION WORK
               IN PROGRESS                4              -

                                                    ------         -------              ---       ------
               TOTAL                                13,493          22,836               0        (3,566)         32,764
                                                    ------         ------               ---       ------

---------------------------------------------------------------------------------------------------------------------------

1)       PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:
         Purchase of Compute Hardware:                          $ 2,678
         Purchase of Software Licenses:
         Purchase of Office Furniture:                              784
         Professional Office Expansion:

2)        SUBACCOUNTS  ARE REQUIRED FOR EACH CLASS OF EQUIPMENT OWNED. THE
           COMPANY SHALL PROVIDE A LISTING BY SUBACCOUNT OF EQUIPMENT
           ADDITIONS  DURING THE YEAR AND THE BALANCE AT THE CLOSE OF THE YEAR:

-----------------------------------------------------------------------------------------------------------
                                                                                             BALANCE AT
                                                                                           CLOSE OF YEAR
                        SUBACCOUNT DESCRIPTION                              ADDITIONS
-----------------------------------------------------------------------------------------------------------
Computer Software                                                                    -                -
Computer Hardware                                                                2,678           11,174

-----------------------------------------------------------------------------------------------------------

3)       DESCRIBE OTHER COMPANY PROPERTY:
         Not Applicable

4)       DESCRIBE CONSTRUCTION WORK IN PROGRESS:
         Not Applicable





                                                                                                                 6

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the Year Ended December 31, 1999

------------------------------------------------------------------------------------------------------------------
                                  SCHEDULE III

                    CCUMULATED PROVISION FOR DEPRECIATION AND
                        AMORTIZATION OF COMPANY PROPERTY

------------------------------------------------------------------------------------------------------------------
                                                           CHARGED                           OTHER
                                         START OF YEAR        TO                            CHANGES          END OF
                                           YEAR            ACCOUNT           RETIRE-          ADD             YEAR
                DESCRIPTION                BALANCE           403             MENTS         (DEDUCT)         BALANCE
------------------------------------------------------------------------------------------------------------------
              COMPANY PROPERTY

Account

301            ORGANIZATION                       -               -               -             -               -

303            MISCELLANEOUS
               INTANGIBL PLANT                    -               -               -             -               -

304            LAND AND LAND
               RIGHTS                             -               -               -             -               -

305            STRUCTURES AND
               IMPROVEMENTS                       -               -               -             -               -

306            LEASEHOLD
               IMPROVEMENTS                     906             404               -             -           1,310

307            EQUIPMENT                      5,219           1,335               -             -           6,554

308            OFFICE FURNITURE AND
               FIXTURES                       1,010             259               -             -           1,268

309            AUTOMOBILES, OTHER
               VEHICLES AND
               RELATED GARAGE
               EQUIPMENT                        139              18               -             -             158

310            AIRCRAFT AND
               AIRPORT EQUIPMENT                  -               -               -             -               -

311            OTHER COMPANY
               PROPERTY                           -               -               -             -               -

                                              ------          -----             ---            ---          -----
                           TOTAL              7,274           2,017               -             -           9,290
                                              -----           -----             ---            ---          -----

------------------------------------------------------------------------------------------------------------------


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the Year Ended December 31, 1999

------------------------------------------------------------------------------
                            SCHEDULE IV - INVESTMENTS
------------------------------------------------------------------------------

------------------------------------------------------------------------------
INSTRUCTIONS:         Complete the following schedule concerning investments.
                      Under account 124, "Other Investments", state each investment separately, with description, including the name of issuing company, number of shares or principal amount, etc.

-------------------------------------------------------------------------------
                                               BALANCE AT
                                              BEGINNING OF      BALANCE AT
              DESCRIPTION                       YEAR          AT CLOSE OF YEAR
-------------------------------------------------------------------------------
ACCOUNT 124   -   OTHER INVESTMENT

Investment in Mobile Energy Services Co. , LLC     739                     -


















                                                   ----                   ---
                                       TOTAL       739                     -
                                                   ----                   ---

-------------------------------------------------------------------------------





Note:
         Due to an impairment write down of our affiliate Mobile Energy during 1999, our 1% investment in this asset was correspondingly written down to a zero balance.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the Year Ended December 31, 1999

----------------------------------------------------------------------------
            SCHEDULE V - ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES

----------------------------------------------------------------------------

------------------------------------------------------------------------------
INSTRUCTIONS:         Complete the following schedule listing accounts
                      receivable from each associate company. Where the company has provided accommodation or convenience payments for associate companies, a separate listing of total payments for each associate by subaccount should be provided.

------------------------------------------------------------------------------

                                                   BALANCE AT
                                                 BEGINNING OF  BALANCE AT CLOSE
                      DESCRIPTION                    YEAR            OF YEAR

ACCOUNT 146 - ACCOUNTS RECEIVABLE FROM
ASSOCIATE COMPANIES:

   Alabama  Power  Co.                                         -          6
   Georgia Power Co.                                           -          -
   Southern Company Services                                 714        656
   Mississippi Power Company                                   -         69
   Nuon Lease, nc.                                           173          -
   SEI Birchwood, Inc.                                      (147)        83
   Southern Energy, Inc. (formerly SEI Holdings, Inc.)     1,196         62
   Associadios                                                 1          9
   Southern Energy-Newco2, Inc.                               17      2,251
   Electricidad                                                -          9
   SE Europe Investments Ltd.                                  1          -
   Hidroelectric Alicura, S.A.                               139        141
   SEI Cajun, Inc.                                           464          -
   SEB Holdings                                              519          -
   SE Netherlands Ltd                                          1          -
   SE Europe, Inc.                                             4          -
   SE Caribe, Ltd                                              2          -
   SE China Investments, Inc.                                  4          -
   Mobile Energy Services Company (MESCO)                      -        540
   Mobile Energy Services Holding (MESH)                   1,609        500
   Southern Energy Trading and Marketing, Inc.                11        994
   Edelnor                                                   410        897
   SEI Trinidad, Inc.                                          -        148
   Birchwood Power Partners                                1,253      1,304
   Dutch Gas Lease, Inc.                                     119          -
   SEI Michigan                                            1,183          -
   SEI Gamog, Inc.                                            15          -
   SE Asia Ventures                                            4          -
   Southern Electric, Inc.                                     3          3
   SEI Holdings IX                                           463          -
   Savannah Electric                                           -         61
   Southern Company Energy Marketing                       1,849        155
   State Line Holding Corporation                              -        363
   Southern Investments Holding UK                             4         (7)
   Southern Investments UK plc                                17      1,603
   South Western Electricity plc                           1,787      2,688
   Southern Electric Bahamas Holding, Ltd.                     -        462
   Beteiligungs GmbH                                          45      1,903
   SE Europe BV                                            3,173          -
   SEI Europe, Inc.                                           18        314
   SE Bay Area Investments, Inc.                             256          -
   SE Golden State Holdings, Inc.                            256          -
   SE Delta, L.L.C.                                        5,810          -
   SE Potrero                                              1,591          -
   Greenhost, Inc.                                             -        304
   SEB Limited                                                 -        101
   SE do Brasil                                               73        210
   SEI State Line                                              -        597
   State Line LLC                                          2,908     71,528
   State Line Holding Corporation                             20          -
   SE Southwest Investments, Inc.                              3          -
   SE Wichita Falls, L.P                                     713        713
   SE New York, G.P. Inc.                                  2,907          -
   SE Bowline, L.L.C.                                      3,104          -
   SE Lovett, L.L.C.                                       2,380          -
   SE New York - Gen L.L.C.                                  211          -
   SE New England Holding Corp.                              391          -
   SEI New England, Inc.                                     390          -
   SE Canal, L.L.C.                                        4,249          -
   SE Canal III, L.L.C.                                    2,439          -
   SENA Generating, Inc.                                   3,992          -
   SE New England Investments, Inc.                          182          -
   SE New England (G.P.) Inc.                                  1          -
   SEI Clairton, Inc.                                         14          5
   SEI Finance                                                 -          1
   SEI Worldwide Holdings Beteiligungs                        73          -
   Germany BEWAG, Inc                                        220      3,347
   SEI Worldwide Holdings, Inc.                              220      3,347
   Southern Energy  Canal, LLC                                 -     17,764
   Southern Energy Kendall, LLC                                -      7,127
   SE Clairton 2, Inc.                                        (5)       (10)
   SE Carbontronics, Inc.                                     72          -
   Southern Energy Development - Europe Gmbh3                126         99
   Southern Energy International Inc.                         27         96
   Dutch Gas Lease, Inc.                                       -          1
   Southern Energy Holdings GmbH2                              -      6,135
   SoCo Capital Funding                                        6          3
   Southern Energy Asia, Inc.                                  -      1,978
   CEPA                                                        -      1,505
   Sual Slipform                                               -      2,381
   CEPA Slipform                                               -      3,672
   CEPA Tileman Power Systems                                  -         48
   CEPAL                                                   1,761     16,671
   Allied Queensland Coalfield                                 -        323
   Hopewell Tileman Philippines                                -          8
   Hopewell Energy Philippines                                 -          8
   Southern Energy Finance                                    (9)     1,021
   Hopewell Power Philippines                                  -        155
   Hopewell Energy Ltd                                         -         49
   CEPA Operations HK                                          -        151
   CEPAO (Phil) Corp.                                          -          3
   Phillippine Power & Infrastruture Holding Corporation       -        136
   Southern Energy Shajiao C Ltd.                              -         52
   EPZ Lease, Inc.                                            22          9
   CEPA Construction                                           -        906
   CEPA Operations Philippines Corp.                           -        506
   CEPA Operation                                              -        102
   Southern Energy Holding Philippine                          -        384
   Sual Construction                                           -        859
   Federal Income Tax Receivable                           1,225
                                                           -----      -----

                                              TOTAL       50,679    156,801
                                                          ------    -------

------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the year Ended December 31, 1999

------------------------------------------------------------------------------
                   SCHEDULE IX - MISCELLANEOUS DEFERRED DEBITS

------------------------------------------------------------------------------

------------------------------------------------------------------------------
INSTRUCTION:  Provide detail of items in this account. Items less than $10,000 may be grouped by class showing the number of items in each class.

------------------------------------------------------------------------------
                                         BALANCE AT
                                         BEGINNING OF        BALANCE AT
            DESCRIPTION                    YEAR             CLOSE OF YEAR

------------------------------------------------------------------------------
ACCOUNT 186 - MISCELLANEOUS
EFERRED DEBITS 1)                            167                  330









































                                             ---                  ---
                                    TOTAL    167                  330
                                             ---                  ---

------------------------------------------------------------------------------

1) Miscellaneous Deferred Debits: $ 330 K for SERI Employee Promissory Note and "VAT" credit.


                                                                                                                               10



                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                   SCHEDULE XI

                               PROPRIETARY CAPITAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                NUMBER OF
                                                 SHARES           PAR OR STATED VALUE
      ACCOUNT NUMBER       CLASS OF STOCK      AUTHORIZED           PER SHARE                    OUTSTANDING CLOSE OF PERIOD
                                                                                          ----------------------------------------
                                                                                          NO. OF SHARES               TOTAL AMOUNT
                                                                                          -----------------------------------------
            201        COMMON STOCK ISSUED        1,000               $100                   1,000                     100
-----------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS:    Classify amounts in each account with brief
                 explanation, disclosing the general nature
                 of transactions which give rise to the reported amounts.
-----------------------------------------------------------------------------------------------------------------------------------
                      D  E  S  C  R  I  P  T  I  O  N                                                                   AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 ACCOUNT  211        MISC. PAID IN CAPITAL                                                                            198,709
 ACCOUNT  215        APPROPRIATED RETAINED EARNINGS                                                                         -
                                                                                                                      -------
                                                                                                           TOTAL      198,709
-----------------------------------------------------------------------------------------------------------------------------------

                                                           BALANCE AT
                                                         BEGINNING OF      NET INCOME OR                         BALANCE AT
                            D E S C R I P T I O N            YEAR            (LOSS)            DIVIDENDS PAID   CLOSE OF YEAR
----------------------------------------------------------------------------------------------------------- -----------------------
ACCOUNT 216          UNAPPROPRIATED RETAINED EARNINGS     (157,295)         (33,017)                       -        (190,312)


                                                          --------          -------            -------------        --------
                                       TOTAL              (157,295)         (33,017)                       -        (190,312)
                                                          --------          -------            -------------        --------

-----------------------------------------------------------------------------------------------------------------------------------



                                                                                                                               11

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                  SCHEDULE XII
                                 LONG-TERM DEBT
-----------------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS: Advances from parent and associate companies should be reported separately for advances on notes, and advances on open accounts. Names of associate companies from  which advances were received shall be shown under the class and series of obligation column. For Account 224 - Other Long Term Debt provide the name of creditor company or organization, terms of the obligation, date of maturity, interest rate, and the amount authorized and outstanding.

-----------------------------------------------------------------------------------------------------------------------------------
                              TERMS OF OBLIG                                        BALANCE AT                          BALANCE
NAME  OF   CREDITOR           CLASS & SERIES     DATE OF     INTEREST    AMOUNT     BEGINNING                (1)        AT CLOSE
                              OF OBLIGATION     MATURITY      RATE     AUTHORIZED    OF YEAR    ADDITIONS  DEDUCTIONS   OF YEAR

-----------------------------------------------------------------------------------------------------------------------------------
ACCOUNT 223  - ADVANCES FROM
               PARENT AND
               ASSOCIATE
               COMPANIES:                                                              -           -       -              -




ACCOUNT 224 - OTHER LONG -TERM DEBT:

              Not Applicable


                           TOTAL                                                      -           -        -              -


-----------------------------------------------------------------------------------------------------------------------------------

(1) GIVE AN EXPLANATION OF DEDUCTIONS:


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                 SCHEDULE XIII - CURRENT AND ACCRUED LIABILITIES

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:   Provide balance of notes and accounts payable to each associate company. Give description and amount of miscellaneous current and accrued liabilities.  Items less than $10,000 may be
                grouped, showing the number of items in each group.
-------------------------------------------------------------------------------
                                         BALANCE AT                  BALANCE AT
                                         BEGINNING                    CLOSE OF
     D E S C R I P T I O N                OF YEAR                      YEAR
-------------------------------------------------------------------------------
ACCOUNT 233 - NOTES PAYABLE TO ASSOCIATE
COMPANIES:

      THE SOUTHERN COMPANY                   -                             -
                                      -----------------------------------------
                        TOTAL                -                             -
-------------------------------------------------------------------------------
ACCOUNT 234 - ACCOUNTS PAYABLE TO ASSOCIATE
COMPANIES :

      Alabama Power Company                  -                            6
      Georgia Power Company                195                           60
      Southern Company Services          1,561                        2,076
      Mobile Energy Services Holdings        1                            1
      SEI Europe, Limited                1,796                            -
      SE California, LLC.                    -                        5,168
      SE Kendall, LLC                        -                          629
      South Western Electricity plc        429                            -
      SEI Texas, L.P.                        -                        1,040
      SEI Wisconsin, LLC                     -                        1,716
         Greenhost                           -                            1
         SC Energy Marketing, LP             -                          598
      SWEB (WPD)                             -                          606
         SE Europe B.V.                      -                          140
      SEI Europe, Ltd                        -                          362
      SEI Hawaii                            59                            -

                                      -----------------------------------------
                         TOTAL           4,041                       12,403
-------------------------------------------------------------------------------
ACCOUNT 242 - MISCELLANEOUS CURRENT AND
              ACCRUED LIABILITIES:
      Georgia Credit Union Withholding       -                           2
      Commonwealth Utilities Employee
        Credit Union                         -                           9
      Employee Garnishments W/H              -                           -
      Employee Flex Dependent Care           4                          (2)
      Employee Flex Health Care              9                           7
      Accrued Bonuses - Home Offic      12,396                      10,669
      Accrued Bonuses - Plant              754                       3,458
      Accrued Project Award Payable      2,743                       3,900
      Accrued SAR's                          -                       1,766
      Employee Group Insurance
        Premiums Withheld                    -                           -
      Billing in Excess of Cost
        on Uncompleted Contracts         1,415                         567
      Vacation Clearing
        Current/Prior Year               3,711                       5,682
      Loss Provision - Macon Kraft           -                           -
      ESP and ESOP                           2                          (3)
      MESCO Insurance / Union Dues           -                           -
      Miscellaneous                          4                          (1)
      United Way Withholdings               21                           2
                                      -----------------------------------------
                         TOTAL          21,059                      26,056
-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:  The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

      General
      -------

      Southern Energy Resources, Inc. ("SERI" or the "Company"), an indirect wholly owned subsidiary of The Southern Company ("Southern"), is engaged in providing management support activities to it's parent and affiliate companies as well as providing the development, construction, operation and maintenance ("O&M"), of cogeneration and independent power facilities in the United States and internationally. The Company's billings to affiliates represent approximately 96% of revenues. SERI's international consulting efforts represent approximately 3% of the Company's revenues with the remaining 1% being derived from SERI's global business development efforts.

      SERI owns 99.9% of SEI Operadora del Argentina, S.A., incorporated in 1993 for the purpose of providing operational and maintenance services to Hidroelectrica Alicura, S.A., and 1% of Mobile Energy Services Company, L.L.C. ("Mobile Energy"), formed in 1995 for the purpose of owning and operating an energy and chemical recovery complex located in Mobile, Alabama. SERI also owns 100% of Southern Electric International, Asia, Inc. and 100% of Southern Electric International, GmbH, which were formed in 1995 for the purpose of business development in Asia and Europe, respectively.

      Accounting Estimates
      --------------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Presentation
      ---------------------

      The consolidated financial statements include the accounts of SERI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the current financial statement presentation.

      Cash and Cash Equivalents
      -------------------------

      Investments with an original maturity of 90 days or less are classified as cash and cash equivalents.

      Property and Equipment
      ----------------------

      Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the related assets (ranging from 3 years to 12 years). Leasehold improvements are amortized over the shorter of the respective lease terms or the useful lives of the improvements. The Company's capitalization policy expenses the cost of certain immaterial assets when purchased. Upon the retirement or sale of assets, the costs of such assets and the related accumulated depreciation are removed from the balance sheet and the gain or loss, if any, is credited or charged to income.

      Project Development Costs
      -------------------------

      SERI capitalizes and simultaneously fully reserves for development costs for projects in which a milestone has not yet been achieved but whose likelihood of success is probable. It is reasonably possible that the estimated reserve will be reduced significantly in the near term due to successful project development efforts, which would have a beneficial impact on earnings.

                                                                         13-A

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

      Income Taxes
      ------------

      The Company provides deferred income taxes for all significant income tax temporary differences in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires, among other things, the use of an asset and liability method for the recognition of deferred tax liabilities and assets.

      Revenue Recognition
      -------------------

      Revenues from construction contracts are recognized using the percentage-of-completion method. The extent of progress toward completion is measured by comparing the percentage of costs incurred to date to total estimated costs on each contract. Provisions for estimated losses on uncompleted contracts are charged to income in full when such losses become probable and are reasonably estimable. Other service revenues are recognized when earned.

  2.  EMPLOYEE BENEFITS
      -----------------

      Pension Plan
      ------------

      SERI participates in the Pension Plan for Employees of Southern Company, a defined benefit, trusteed, noncontributory plan covering substantially all regular management and nonunion employees. Certain SERI union employees engaged in operations and maintenance at SE New England and SE New York are covered by a separate collective bargaining unit plan. Union employees engaged in the operations and maintenance contract with Mobile Energy participate in a separate pension plan. Likewise, union employees engaged in the operations of State Line Energy, L.L.C. in Hammond, IN are covered by a defined contribution union pension plan sponsored through The United Steelworkers of America of which SERI contributed $183,742 and $185,925 in 1999 and 1998.

      The following table sets forth SERI's defined benefit plans' funded status as of December 31, 1999 (in thousands):
                                                                        1999
                                                                     --------

     Benefit obligation at beginning of year                         $ 29,758
         Service Cost                                                   2,804
          Interest Cost                                                 2,553
          Benefits Paid                                                  (423)
         (Gain)/Loss                                                    3,391
          Amendments                                                       37
          Acquisition                                                  17,455
          Curltailment                                                   (197)
                                                                     --------
     Benefit obligation at end of year                               $ 55,378
                                                                     ========




                                                                   $ (13,730)

     Funded Status

         Unrecognized net transition obligation                           88
         Unrecognized Net (Gain) / Loss                              (13,905)
         Unrecognized prior service cost                               2,086
         Accruals for Acquisition                                 ----------

     Accrued pension costs recognized in the balance sheets       $ (25,461)
                                                                  =========

     The actuarial present value of the projected benefit obligation for the plans was determined using a discount rate of 7.50% for 1999 and a rate of increase in future compensation levels of 5.00% for 1999. The expected long-term rate of return on assets was 8.5% for 1999.

                                                                          13-B

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------


      The net periodic pension cost for 1999 included the following components (in thousands):

                                                                       1999
                                                                    --------

        Service cost-benefits earned                                 $ 2,804
        Interest cost on projected benefit obligation                  2,553
        Actual return on plan assets                                  (2,895)
        Net amortization and deferrals                                   639
                                                                     -------
        Net periodic pension cost                                    $ 3,101
                                                                     ========


      Postretirement Benefits
      -----------------------

      SERI also provides certain medical care and life insurance benefits for retired employees. Substantially all employees may become eligible for these benefits when they retire.

      Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires that medical care and life insurance benefits for retired employees be accounted for on an accrual basis using a specified actuarial method, benefit/years-of-service.

      The funded status of the medical and life plans at December 31, 1999 was as follows (in thousands):

                                                        1999
                                                       Medical
                                                       and Life

     Benefit obligation at beginning of year        $  7,864
         Service Cost                                    713
         Interest Cost                                   870
         Benefits Paid                                  (112)
         (Gain)/Loss                                    (556)
         Acquisitions                                 10,333
                                                    --------
     Benefit obligation at end of year              $ 19,112
                                                    ========

      The discount, future compensation, and expected long-term return on assets rates used for the pensions described above were also used in measuring the postretirement benefit obligation. The weighted average medical care cost trend rate was 7.74 % for 1999, decreasing gradually to 5.50% through the year 2005 and remaining at that level thereafter.

                                                                          13-C

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

------------------------------------------------------------------------------

------------------------------------------------------------------------------
 INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

      The components of the plans' net costs are shown below (in thousands):

                                                     1999
                                                  Medical
                                                 and Life

     Service Cost                                   $713
     Interest Cost                                   870
     Prior  Service Cost                              (6)
                                                      57
     (Gain)/Loss                                 -------

     Net postretirement costs                    $ 1,634
                                                 =======
     Deferred Compensation Plans
     ---------------------------

      In 1993, SERI began to partially compensate certain senior management through a stock formula plan, which seeks to reward individuals for the performance of the investments of SERI and its affiliated companies over a period of four years, relative to the performance of SERI and Southern Company.

      Effective January 1, 1997 the Amended and Restated Deferred Incentive Compensation Plan (DICP) and the Value Creation Plan were enacted. The purposes of the Southern Energy, Inc. Amended and Restated Deferred Incentive Compensation Plan is to provide a financial incentive which will focus the efforts of certain executives on areas which will have a direct and significant influence on the corporate performance of Southern Energy Resources, Inc. and to provide the potential for levels of compensation which will enhance the ability of the Company to attract, retain and motivate such executives.

      The Value Creation Plan grants Appreciation Rights that grow as SERI's value grows, and can be exercised for the full appreciation amount after four years (when the AR's are fully vested). The amount of the grant is based on market data for a given job, adjusted for Southern Energy's performance compared to net income and return on investment goals, as determined by Management Council and approved by the Southern Company Compensation Committee.

      Participants credited with an account balance at December 31, 1996 under the terms of the original deferred compensation plan have had such balances converted into awards under this new plan based on the dollar value of such account as of December 31, 1996 as determined under the terms of the original plan. Thereafter, the converted award shall continue to vest in accordance with their original terms under the original plan but shall be adjusted annually based on SERI Value alone.

      As the value of the award is not known until the vesting date, SERI accounts for this formula plan as a variable plan; as such, the Company regularly assesses the current value of the awards and adjusts its accrued liability accordingly. At December 31, 1999 the Company had accrued $5,745,101 related to the DICP plan, and $1,766,445 related to Value Creation Plan, which are included in long-term liabilities in the accompanying consolidated balance sheets.

      In addition to the stock formula plan for senior officers, SERI partially compensates employees associated with a specific successful project bid effort through a deferred cash compensation program. Upon successful completion of a bid, members directly affiliated with the effort receive a cash bonus, half of the estimated final payment is paid immediately and half of the estimated final payment is deferred for a period of two years and paid based on the actual performance of the related investment. SERI accrues amounts at the time the award is granted and adjusts the liability accordingly when awards vest and are paid. At December 31, 1999 the Company had accrued $3,899,613 related to this plan, which is included in other accrued liabilities in the accompanying consolidated balance sheets.

                                                                          13-D

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

  3.  OPERATING LEASES
      ----------------

      SERI has entered into noncancelable operating leases for office space. The expenses under these leases were approximately $3,615,000 in 1999. These leases contain certain concessions and escalations; therefore, rent expense is recognized on a straight-line basis over the lease terms. The future rental obligations for the remaining lease terms are as follows (in thousands):

              2000                                                 $5,732
              2001                                                  8,422
              2002                                                  8,368
              2003                                                  8,368
              2004                                                  8,368
              Thereafter                                           45,783
                                                                  -------
                            Total minimum lease commitments       $85,041
                                                                  =======



  4.  RELATED-PARTY TRANSACTIONS
      --------------------------

      Additional Equity Contributions
      -------------------------------

      Southern Energy, Inc. (formerly SEI Holdings) contributed approximately $90,138,000 and $83,788,000 in 1999 and 1998 respectively to paid-in capital.

      Services
      --------

      SERI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SERI at cost: general engineering, design engineering, accounting and statistical budgeting, business promotion and public relations, systems and procedures, training, and administrative and financial services. In addition to these services, certain facilities of the system companies are made available to SERI and its customers. SERI reimburses the service company and the various operating companies at cost for these services. Such costs in 1999 and 1998 amounted to approximately $ 20,076,565 and $ 16,637,296, respectively.

                                                                        13-E


                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:   The space below is provided for important notes regarding the financial statements or any accounts thereof. Furnish
                 particulars as to any significant contingent assets or
                 liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.
-------------------------------------------------------------------------------

      SERI has a contract with Mobile Energy, an affiliated entity to operate and maintain an energy complex in Mobile, Alabama for a period of 25 years at cost. SERI has a similar agreement with Birchwood Power Partners, L.P. ("BPP") to operate and maintain its 220 megawatt coal-fired cogeneration facility located in King George County, Virginia, for a period of 25 years for a fee of $120,000 per year, adjusted annually for inflation.

5.    CONTINGENCIES
      -------------

      Litigation With Former President
      --------------------------------

      In October 1991, a former SERI president filed suit in the Superior Court of DeKalb County (Georgia) against Southern, SERI, and an executive vice president of Southern. The plaintiff alleged defamation, breach of contract, and intentional infliction of emotional distress arising from his termination as president of SERI. Judgment in favor of the plaintiff was awarded by the court during 1994 in the amount of $2,700,000, plus legal costs of approximately $2,000,000. In 1994, SERI filed an insurance claim for an amount equal to the total judgment. The Company's insurer has elected to appeal the Superior Court's judgment. In the opinion of management, any portion of the judgment ultimately deemed uninsurable will not have a material adverse impact on the results of operations or financial position of the Company.

      Labor Subject to Collective Bargaining Agreements
      -------------------------------------------------

      Substantially all of the employees engaged in the operations and maintenance at Mobile Energy, State Line Energy, L.L.C., SE New England, and SE New York are subject to collective bargaining agreements, none of which expired during 1999.

      Other Matters
      -------------

      The Company is subject to other legal actions and claims arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse impact on the results of operations or financial position of the Company.


                                                                                          14

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

--------------------------------------------------------------------------------------------
                                   SCHEDULE XV

                               STATEMENT OF INCOME

--------------------------------------------------------------------------------------------
                                                                CURRENT              PRIOR
     ACCOUNT            D  E  S  C  R  I  P  T I O N             YEAR                 YEAR
--------------------------------------------------------------------------------------------
               INCOME

       457     Charges rendered to associate companies            332,566          148,443
       458     Services rendered to non-associate companies        12,466           14,383
       421     Miscellaneous income or loss                           117              212
                                                                  -------          -------
                                  Total Income                    345,149          163,040
--------------------------------------------------------------------------------------------

               EXPENSES

       920     Salaries and wages                                  73,899           37,659
       921     Office supplies/expense, Travel, & Auto             18,843           12,947
       922     Administrative expense transferred - credit              -               (7)
       923     Outside services employed                          246,661          112,909
       924     Property insurance                                   1,082            1,711
       925     Injuries and damages                                   202               49
       926     Employee pensions and benefits                      39,864           21,019
       928     Disposition of intellectual property                     -                -
      930.1    General advertising expense                             44               84
      930.2    Miscellaneous general expenses                       2,478            1,794
       931     Rents                                                5,377            3,798
       932     Maintenance of structures and equipment                190               69
       403     Depreciation and amortization expense                2,017            1,584
       408     Taxes other than income taxes                        4,270            4,489
       409     Income taxes                                       (17,139)          (9,730)
       410     Provision for deferred income taxes                    (74)           1,605
       411     Provision for deferred income taxes - credit          (125)          (4,386)
      411.5    Investment tax credit                                    -                -
               Foreign taxes                                            -                -
      426.1    Donations                                              355              167
      426.5    Other deductions                                         -                -
       427     Interest on long-term debt                               -                -
       430     Interest on debt to associate companies                  -                -
       431     Other interest expense                                 223              154

                                                                  -------         --------
                                  Total Expense                   378,166          185,915
                                                                  -------         --------

                              Net Income or (Loss)                (33,017)         (22,875)
--------------------------------------------------------------------------------------------

INSTRUCTION:   Provide a schedule briefly describing types of intercompany transactions.


TRANSACTIONS WITH ASSOCIATE COMPANIES
-------------------------------------

SERI has agreements with Southern Company Services, Inc. and each of the system operating companies under which those companies provide the following services to SERI at cost: general engineering, design engineering, accounting and statistical, rates, budgeting, business promotion and public relations, systems and procedures, training, administrative, and financial services. In addition to these services, certain facilities of the system companies are made available to SERI and its customers.

The service company and operating companies provide technical direction and management of the services provided to SERI and its customers. SERI reimburses the service company and operating companies at cost for these services.

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                              ANALYSIS OF BILLINGS
                                   CHARGES TO
                               ASSOCIATE COMPANIES
                                   ACCOUNT 457
-------------------------------------------------------------------------------

                                                                TOTAL
NAME OF ASSOCIATE COMPANY                                      AMOUNT
                                                               BILLED

-------------------------------------------------------------------------------

      SEI Cajun                                                      8,447
      CEMIG                                                            449
      CEPA                                                          22,460
      Edelnor S.A.                                                   3,246
      MESC                                                           6,817
      SE Inc                                                         3,369
      SCEM                                                           7,430
      SCS                                                                9
      SE California                                                 11,623
      SE Europe BV                                                   3,173
      SE Finance                                                     1,755
      SEI Inc.                                                         810
      SE NE                                                         56,518
      SE NY                                                         23,769
      SE Wichita Falls LP                                            8,661
      SEB Holdings, Inc.                                             1,800
      SEI Beteiligungs GMBH                                            979
      SEI Birchwood                                                  4,938
      SEI Holdings, Inc.                                             1,175
      SEI Michigan LLC                                               1,183
      SEI Texas, LP                                                 44,043
      SEI Trinidad, Inc.                                             1,580
      SEI Wisconsin                                                 75,465
      SEI World Wide Holdings Inc.                                   3,519
      SENAG                                                          3,991
      SE Newco2                                                        377
      State Line                                                    28,900
      WPD                                                            3,657
      Other                                                          2,423



















-------------------------------------------------------------------------------
                                                  TOTAL         332,566
-------------------------------------------------------------------------------



                                                                                                             16

                                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                                        For the Year Ended December 31, 1999

------------------------------------------------------------------------------------------------------------------
                                         ANALYSIS OF BILLING
                                        -------------------
                                        NON-ASSOCIATE COMPANIES
                                               ACCOUNT 458
------------------------------------------------------------------------------------------------------------------
                                  DESCRIPTION                   TOTAL COST           EXCESS OR      TOTAL AMOUNT
                                                                                    DEFICIENCY        BILLED
------------------------------------------------------------------------------------------------------------------
              Consulting & Engineering                             3,261              5,602            8,863

              Information Systems                                      -                  -                -

              Nuclear                                                  -                  -                -

              Franchises & Other                                       -                  -                -

              Operations                                          52,059            (48,456)           3,603

              Project Management                                       -                  -                -

              Construction                                             -                  -                -

              Pooled Inventory Management (PEICO)                      -                  -                -

              Good Cents                                               -                  -                -
                                                                  ------             ------           ------
                                            TOTAL                 55,320            (42,854)          12,466
                                                                  ------            -------           ------


INSTRUCTION:   Provide a brief description of the sales and services rendered by category in accordance with your sales and service contracts and list the amounts applicable per category.
------------------------------------------------------------------------------------------------------------------



                                                                                                                           17

                                                      ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                                                         For the Year Ended December 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                               SCHEDULE XVII
                                                        SCHEDULE OF EXPENSE DISTRIBUTION

                                                       BY DEPARTMENT OR SERVICE FUNCTION

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          DEPARTMENT OR  SERVICE  FUNCTION
  DESCRIPTION  OF ITEMS                                    TOTAL                   ------------------------------------------------
                                                          AMOUNT     OVERHEAD         SERI        Operadora        Asia & GmbH
-----------------------------------------------------------------------------------------------------------------------------------

   920     SALARIES AND WAGES                               73,899                   73,899           -                 -
   921     OFFICE SUPPLIES/EXPENSES & TRAVEL                18,843                   18,843           -                 9
   922     ADMIN EXP TRANSFERRED - CREDIT                        -                        -           -                 -
   923     OUTSIDE SERVICES EMPLOYED                       246,661                  246,428         234                (1)
   924     PROPERTY INSURANCE                                1,082                    1,082           -                 -
   925     INJURIES AND DAMAGES                                202                      202           -                 -
   926     EMPLOYEE PENSIONS AND BENEFITS                   39,864                   39,864           -                 -
   928     DISPOSITION OF INTELLECTUAL PROP.                     -                        -           -                 -
  930.1    GENERAL ADVERTISING EXPENSE                          44                       44           -                 -
  930.2    MISCELLANEOUS GENERAL EXPENSE                     2,478                    2,478           -                 -
   931     RENTS                                             5,377                    5,377           -                 -
   932     MAINTENANCE OF STRUCTURES & EQUIP                   189                      189           -                 -
   403     DEPRECIATION & AMORTIZATION EXP                   2,017                    2,017           -                 -
   408     TAXES OTHER THAN INCOME TAX                       4,270                    4,270           -                 -
   409     INCOME TAXES                                    (17,139)                 (17,299)        160                 -
   410     PROVISION FOR DEFERRED INCOME TAX                   (74)                     (74)          -                 -
   411     PROV  DEFERRED INCOME TAX - CREDIT                 (125)                    (125)          -                 -
           FOREIGN TAXES                                         -                        -           -                 -
  411.5    INVESTMENT TAX CREDIT                                 -                        -           -                 -
  426.1    DONATIONS                                           355                      355           -                 -
  426.5    OTHER DEDUCTIONS                                      -                        -           -                 -
   427     INTEREST ON LONG TERM DEBT                            -                        -           -                 -
   430     INTEREST ON DEBT TO ASSOCIATE CO.                     -                        -           -                 -
   427     INTEREST EXPENSE DEFERRED                           223                      223           -                 -
---------------- ------------------------------------------------------------------------------------------------------------------
INSTRUCTION: Indicate each department or service function. 378,166            377,773         394                (1)
(See instruction 01-3 Gen'l Structure of Acc'ting Structure
System: Uniform System Account.           TOTAL EXPENSES

-----------------------------------------------------------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                      For the Year Ended December 31, 1999

-------------------------------------------------------------------------------
                                  SCHEDULE XVII

                        SCHEDULES OF EXPENSE DISTRIBUTION
                        ---------------------------------
                            BY DEPARTMENT OR FUNCTION
-------------------------------------------------------------------------------

       ACCOUNT NUMBER         D  E  P  A  R  T  M  E N T  O R   F U N C T I O N
-----------------------       -------------------------------------------------
            920                Not  needed
            921
            922
            923
            924
            925
            926
            928
           930.1
           930.2

            931
            932
            403
            408
            409
            410
            411
           411.5
           426.1
           426.5

            427
            430
            431

-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                        DEPARTMENTAL ANALYSIS OF SALARIES

                                   ACCOUNT 920
-------------------------------------------------------------------------------

                                                  SALARY        NUMBER
NAME OF DEPARTMENT OR SERVICE FUNCTION           EXPENSE      PERSONNEL
                                                -------------------------------
Indicate each department or service function.  TOTAL AMOUNT     END OF YEAR
-------------------------------------------------------------------------------

   SOUTHERN ENERGY RESOURCES, INC.                73,899              1,040













                                                   ------            -------
                                 TOTAL             73,899             1,040
                                                   ------             ------


------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                      DISPOSITION OF INTELLECTUAL PROPERTY

                                   ACCOUNT 928
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:    Provide a listing of the amount included in Account 928,
                "Disposition of Intellectual Property", classifying such
                 expenses by associate company receiving compensation for
                 Disposition of Intellectual Property.
-------------------------------------------------------------------------------
        A S S O C I A T E    C O M P A N Y                          AMOUNT

-------------------------------------------------------------------------------

         Not Applicable

                                                                     -----
                                             TOTAL                     -
                                                                     -----
-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                         MISCELLANEOUS GENERAL EXPENSES

                                  ACCOUNT 930.2
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:   Provide a listing of the amount in Account 930.2,
                 "Miscellaneous General Expenses", classifying such expenses according to their nature. Payments and expenses permitted by Section 321 (b) (2) of the Federal Election  Campaign Act,
                 as amended by Public Law 94-283 in 1976 (2  U.S.C.S. 441 (b)
                 (2) shall be  separately classified.
-------------------------------------------------------------------------------
        D E S C R I P T I O N                                     AMOUNT
-------------------------------------------------------------------------------

   Dues and Memberships                                                 103

   Miscellaneous General Expense for :                                1,242
             Storage of records Jan - Dec 99
             Birchwood Construction Costs
             Inside move of Accounting and Construction Staff
             Misc. purchases from the Atlanta Novelty Company
             Annual license, certification & registration fees
             Bank & wire transfer fee
             Holiday Gala Expenses
             Kitchen/Bathroom Supplies
             Office cleaning
             Petty cash expense
             Miscellaneous Other Expenses



   Bad Debt Expense                                                      12

   Impairment Loss                                                    1,121














                                                                      -----
                                              TOTAL                   2,478
                                                                      -----
-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                          TAXES OTHER THAN INCOME TAXES

                                   ACCOUNT 408
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:    Provide an analysis of Account 408, "Taxes Other Than Income
                  Taxes".  Separate the analysis into two groups: (1) other
                  than U.S.  Government taxes,  and (2) U.S. Government taxes.
                  Specify each of the various kinds of taxes and show the
                  amounts thereof. Provide a subtotal for each class of tax.
-------------------------------------------------------------------------------
       K I N D    O F    T A X                                     AMOUNT
-------------------------------------------------------------------------------
Other than U.S. Government:
      State Unemployment
      Real Estate and Personal Property                         2,401
      Other State and Local Taxes and Licenses                    314
      Sales Tax                                                    52
      Taxes Other Than Income Taxes                               626
      Chile Withholding Tax expense                               924
      Misc. Taxes                                                   8
      Australia Expatriate Income tax - Employer                    -
      Puerto Rico Income Tax - Employee Differential               (2)
      Foreign Tax Expense                                          43
      Use Tax                                                       -
      Expatriate Taxes                                            (96)
                                                            ---------
                                       Subtotal                 4,270
                                                            ---------















                                                            --------
                                            TOTAL              4,270

-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                                    DONATIONS

                                  ACCOUNT 426.1
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:    Provide a listing of the amount included in Account 426.1
                 "Donations", classifying such expenses by its purpose.  The aggregate number and amount of all items less than $3,000 may be shown in lieu of details.
-------------------------------------------------------------------------------

             NAME OF RECIPIENT            PURPOSE OF DONATION            AMOUNT
-------------------------------------- ----------------------------------------

Items ( Less than $3,000 each)         Contributions                        84
United Way of Metropolitan Atlanta     Corporate Contribution               25
American Academy in Berlin             Corporate Contribution               60
Grand Bahamas Children' Center         Corporate Contribution                5
Cystic Fibrosis Foundation             Corporate Contribution                6
Carter Center                          Corporate Contribution                6
En Cuentro Las Americas                Charitable Contribution              10
Circle for the Children                Charitable Contribution               5
American Cancer Society                Corporate Contribution                5
Dominican College                      Corporate Contribution                3
University of West Indies              Corporate Contribution               10
University of Texas                    Corporate Contribution              100
San Francisco Summit for Women         Corporate Contribution               25
Metro Altanta YMCA                     Corporate Contribution                5
Goizueta Business School               Corporate Contribution                7































                                                                         ------
                                                          TOTAL            355
                                                                         ------

-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                                OTHER DEDUCTIONS

                                  ACCOUNT 426.5
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:     Provide a listing of the amount included in Account 426.5
                  "Other Deductions", classifying such expenses according to their nature.
-------------------------------------------------------------------------------
                                                                        AMOUNT
         D  E  S  C  R  I  P  T  I  O  N          NAME OF PAYEE         BILLED
-------------------------------------------------------------------------------


All deductions less than two hundred dollars.

                                                                      ---------
                                                 TOTAL

-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                                 SCHEDULE XVIII

                          NOTES TO STATEMENT OF INCOME

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 INSTRUCTIONS:  The space below is provided for important notes regarding the statement of income or any account thereof. Furnish particulars as to any significant increase in services rendered or expenses incurred during the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by eference.

-------------------------------------------------------------------------------



































-------------------------------------------------------------------------------

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.
                       For the Year Ended December 31,1999

-------------------------------------------------------------------------------
                                  SCHEDULE XIX

                          OUTSIDE SERVICES EMPLOYED 923

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
INSTRUCTIONS:     Provided below is a break down of outside services employed.
-------------------------------------------------------------------------------
                                                           1999        1998
                                                           ----        ----

      Legal  Fees                                         16,410     11,869

      Accounting and Audit Fees                               12        104

      Alabama Power Company                                   69        109

      Georgia Power Company                                  700        931

      Gulf Power Company                                       8          8

      Mississippi Power Company                               13         11

      Southern Company Services                           25,930     15,716

      Savannah Electric Company                               12         63

      Southern Development & Investment Group                  -       (162)

      Other Outside Companies            1)              202,821     84,260

      SCEM Service Charges                                   685          -

                                                         -------    -------
                                            TOTAL        246,661    112,909

-------------------------------------------------------------------------------


1)  Detail of Other Outside Companies for 1999 is as follows:
                                          ----

         Consulting Meals                                             34
         Engineering                                                 481
         Computer consulting                                         137
         Temporary office services                                 2,559
         Consulting (non financial)                               31,115
         Construction subcontractors                                  97
         Subscriptions                                                69
         Charges billed for audit & professional services        160,896
         Operations and Maintenance                                6,842
         Other Outside Co(agent fees, license renewals, etc.)        591
                                                                     ---

         TOTAL                                                   202,821

                ANNUAL REPORT OF SOUTHERN ENERGY RESOURCES, INC.

              ORGANIZATION CHART OF SOUTHERN ENERGY RESOURCES, INC.


S. Marce Fuller/President and CEO
      Vance N. Booker/ Senior Vice President, Administration & External Affairs Doug Miller/Senior Vice President, Corporate Counsel
            Tommy Chisholm/Vice President and Corporate Secretary
      Jim Jacobson / Director, Internal Auditing
      Raymond D. Hill / Executive Vice President and Chief Financial Officer
                  Bill Holden / Vice President and Treasurer
                  Bill Maner, III / Vice President
                  Rick Kuester / Senior Vice President & CEO, Asia Group
                  James Ward / Senior Vice President, Finance and Accounting Richard Pershing / Executive Vice President, International Division
                  Gary Morsches / CEO, Southern Company Energy Marketing
                  J.R. / Vice President, Operations & Development
                       South America/Caribbean
                  Mike Harreld / Senior Vice President & Controller,
                       North America Group
                  Anne Cleary / Vice President, North American Business
                       Development
                  Randy Harrison / CEO, Southern Energy California
                  Sean Murphy / CEO, Southern Energy New England
                  Craig Lesser / CEO, Southern Energy New York
                  David Rozier / Vice President, Mid-Continent
                  David Gallaspy / CEO, Southern Energy Texas/Louisiana
      Barney Rush / Senior Vice President/CEO, Europe Group
                  Paul Bowers / President & CEO, South Western Electricity of
                       Bristol (SWEB)
                  Jason Harlan / Vice President, Marketing & Development Europe Rick Owen / Vice President, Europe
      Andy Dearman/Senior Vice President, Chief Techinical Officer
                  Mike Childers / Vice President, Environmental Affairs
                  Alan Harrelson / Vice President, Construction
                  Ron Leggett / Vice President, Power Generation

             ORGANIZATION CHART OF SEI OPERADORA DE ARGENTINA, S.A.

J. William Holden, III/ President of the Board
      Ricardo Falabella / Vice President of the Board
      Mariano F. Grondona/Secretary of the Board


                   ORGANIZATION CHART OF SEI BETEILIGUNGS GmbH

Raymond D. Hill / General Manager
Tommy Chisholm / General Manager
James Ward / General Manager

                         ORGANIZATION CHART OF SEI ASIA

Raymond D. Hill / President

      Carson B. Harreld / Vice President & Treasurer
      James J. Coppola, Jr / Comptroller, Assistant Secretary & Assistant
          Treasurer